Exhibit 99.1

DRAFT PRESS RELEASE                                        06/03/97     1:15PM


ADT Limited ("ADT")


ADT' S SUBSIDIARY, ADT OPERATIONS, INC. ANNOUNCES TENDER OFFERS FOR 8 1/4% SENIOR NOTES DUE 2000 AND 9 1/4% SENIOR SUBORDINATED NOTES DUE 2003 AND SOLICITATION OF CONSENTS TO PROPOSED AMENDMENTS TO THE RELATED INDENTURES
------------------------------------------------------------------------------



Hamilton, Bermuda, June 4, 1997 - ADT Limited, (NYSE - ADT), announced today that its subsidiary ADT Operations, Inc. is commencing tender offers to purchase for cash all of its outstanding 8 1/4% Senior Notes due 2000 and all of its outstanding 9 1/4% Senior Subordinated Notes due 2003. ADT Operations, Inc. also announced today that it will solicit consents to proposed amendments to eliminate certain restrictive covenants and to amend certain other provisions of the indentures pursuant to which the Notes were issued. The tender offers are being made in connection with the proposed business combination of Tyco International Ltd. and ADT Limited.

The purchase price for the 8 1/4% Notes will be the price (calculated as more fully described in the Offer to Purchase and Consent Solicitation Statement, dated June 4, 1997) equal to the present value on the date of payment of all, as determined on the basis of a yield equal to (i) the yield on the 6 1/8% US Treasury Notes due July 31, 2000 as calculated in accordance with standard market practice, based on the bid price for such Treasury Note as of 10:00a.m., New York City time, on June 27, 1997, as displayed on the Bloomberg Government Pricing Monitor on "Page PX5" (or any other recognized quotation source selected by J.P. Morgan Securities Inc., the dealer manager, in its sole discretion if the Bloomberg Pricing Monitor is not available or is manifestly erroneous) plus (ii) 20 basis points, together with accrued and unpaid interest up to but not including the date of payment.

The purchase price for the 9 1/4% Notes will be the price (calculated as more fully described in the Offer to Purchase and Consent Solicitation Statement, dated June 4, 1997) equal to the present value on the date of payment of all future cash flows on the 9 1/4% Notes through August 1, 1998, as determined on the basis of a yield equal to (i) the yield on the 6 1/4% US Treasury Notes due July 31, 1998 as calculated in accordance with standard market practice, based on the bid price for such Treasury Note as of 10:00a.m., New York City time, on June 27, 1997, as displayed on the Bloomberg Government Pricing Monitor on "Page PX4" (or any other recognized quotation source selected by the dealer manager in its sole discretion if the Bloomberg Pricing Monitor is not available or is manifestly erroneous) plus (ii) 10 basis points, together with accrued and unpaid interest up to but not including the date of payment.

The tender offers will expire at 12:00 Noon, New York City time, on Wednesday, July 2, 1997 unless extended. Tenders of Notes may be withdrawn and consents may be revoked at any time prior to the later of (i) 5:00p.m., New York City time, on Tuesday, July 1, 1997 and (ii) the date and time that ADT Operations publicly announces (by press release) that it has obtained the necessary consents and executed the supplemental indenture for a particular issue of notes.

Holders who tender their Notes in the tender offers will be deemed to have consented to the proposed amendments to these indentures. Holders may not tender their Notes without consenting to the proposed amendments and may not deliver consents without tendering Notes.

Each tender offer is conditional upon the execution of the supplemental indenture giving effect to the proposed amendments in respect of the applicable indenture following the receipt of the requisite consents pursuant to such indenture and the effectiveness of such proposed amendments, the consummation of the proposed business combination of Tyco International Ltd. and ADT Limited and certain other conditions as set forth in the Offer to Purchase and Consent Solicitation Statement, dated, June 4, 1997.

J.P. Morgan Securities Inc. is acting as dealer manager in connection with the tender offer and consent solicitation and will provide certain financial advisory services to ADT Operations, Inc. in connection therewith. The information agent for the tender offer is D.F. King & Co., Inc. Holders may obtain at 1-800-659-6590 (if in the United States) or at 44-171-600-5005 (if in Europe) and J.P. Morgan at 1-800-831-2035 (if in the United States) or at 212-648-8947 (if in Europe).

Contact:
ADT, Inc.
561-988-3600

Note:
This and other press releases are available through Company News On-Call by fax; call 800-758-5804, extension 112511, or at http://www.prnewswire.com/